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                                                                    Exhibit 3.31

                                                                          PAGE 1

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FAIRFIELD COUNTY RECYCLING, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF APRIL, A.D. 1990, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF MAY, A.D. 2001, AT 4:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

[SEAL]

2228741 8100H                                           AUTHENTICATION:  1782774

020316464                                                         DATE: 05-17-02

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                                                                    FILED
                                                                 APR 25 1990
                                                               /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                             CERTIFICATE OF INCORPORATION

                                          OF

                            FAIRFIELD COUNTY RECYCLING, INC.

                            (a Delaware stock corporation)


     The undersigned incorporator does hereby form a corporation pursuant to the provisions of the General Corporation Law of Delaware and to that end does hereby certify as follows:

FIRST: The name of the corporation is FAIRFIELD COUNTY RECYCLING, INC. (hereinafter referred to as the "Corporation")

SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          The foregoing provisions of this Article Third shall be construed both as purposes and powers and each as an independent purpose and power, and shall not be held to limit or restrict in any manner the purposes and powers of the Corporation; provided, however, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

FOURTH: The authorized capital stock of the Corporation shall be as follows: three thousand (3,000) shares of capital stock designated as common stock and having a par value of one cent ($.01) per share (hereinafter referred to as "Common Stock")

          The holders of Common Stock shall have the following rights and privileges:

     (a)  VOTING RIGHTS:

          Each holder of record of Common Stock shall be entitled to one vote for each share of stock held.

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                                       -2-

     (b)  VOTING REQUIREMENTS:

          Stockholder action on any matter whatsoever shall require the affirmative vote of at least a majority of the shares of Common Stock issued and outstanding at the time of such vote, and for those matters for which the vote of a greater proportion of such shares may be specified by law, the affirmative vote of the proportion of such shares so specified shall be required.

FIFTH:    The name and mailing address of the incorporator is as follows:

               NAME                   MAILING ADDRESS

               John F. Wolter         Updike, Kelly & Spellacy, P.C.
                                      One State Street
                                      P.O. Box 31277
                                      Hartford, CT 06103

SIXTH:    The Corporation is to have perpetual existence.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot.

EIGHTH: To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

NINTH: The Board of Directors of the Corporation is authorized to adopt, amend, or repeal the Bylaws.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed, that the facts herein stated are true and accordingly have hereunto set my hand this 24th day of April, 1990.

                                                   /s/ John F. Wolter
                                                   -----------------------------
                                                   John F. Wolter

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                        FAIRFIELD COUNTY RECYCLING, INC.

FAIRFIELD COUNTY RECYCLING, INC. A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, DOES HEREBY
CERTIFY:

THE PRESENT REGISTERED AGENT OF THE CORPORATION IS CORPORATION SERVICE COMPANY AND THE PRESENT REGISTERED OFFICE OF THE CORPORATION IS IN THE COUNTRY OF NEW CASTLE.

THE BOARD OF DIRECTORS OF FAIRFIELD COUNTY RECYCLING, INC.
ADOPTED THE FOLLOWING RESOLUTION ON THE 2ND DAY OF APRIL, 2001.

RESOLVED, THAT THE REGISTERED OFFICE OF FAIRFIELD COUNTY RECYCLING, INC.
IN THE STATE OF DELAWARE BE AND IT HEREBY IS CHANGED TO CORPORATION TRUST CENTER, 1209 ORANGE STREET, IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE, AND THE AUTHORIZATION OF THE PRESENT REGISTERED AGENT OF THIS CORPORATION BE AND THE SAME IS HEREBY WITHDRAWN, AND THE CORPORATION TRUST COMPANY, SHALL BE AND IS HEREBY CONSTITUTED AND APPOINTED THE REGISTERED AGENT OF THIS CORPORATION AT THE ADDRESS OF ITS REGISTERED OFFICE.

     IN WITNESS WHEREOF, FAIRFIELD COUNTY RECYCLING, INC. HAS CAUSED THIS STATEMENT TO BE SIGNED BY JERRY S. CIFOR, ITS TREASURER, THIS 7 DAY OF MAY, 2001.

                                                /s/ Jerry S. Cifor
                                                --------------------------------
                                                       JERRY S. CIFOR, TREASURER

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATION
                                                      FILED 04:30 PM 05/09/2001
                                                        010224747 - 2228741